SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                       Industrial Electric Services, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________
      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________
      (4)   Proposed maximum aggregate value of transaction:

            ____________________________________________________________________
      (5)   Total fee paid:

            ____________________________________________________________________
|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ____________________________________________________________________
      (2)   Form, Schedule or Registration Statement No.:

            ____________________________________________________________________
      (3)   Filing Party:

            ____________________________________________________________________
      (4)   Date Filed:

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                      P R E L I M I N A R Y     C O P Y

                       Industrial Electric Services, Inc.
                               Shennan Zhong Road
                                 PO Box 031-072
                             Shenzhen, China 518000

                              INFORMATION STATEMENT
                             (Dated March 29, 2007)

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF INDUSTRIAL ELECTRIC SERRVICES, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on March 29, 2007 (the "Record Date")) of the common stock, no par value per share ("Common Stock"), of Industrial Electric Services, Inc., a Florida corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Changing the name of the Company from Industrial Electric Services, Inc. to China Organic Agriculture, Inc.; and

      2. Amending the Company's Certificate of Incorporation, with the only amendment being the name change described above.

      Our Board of Directors has unanimously approved, and holders of our Common Stock holding more than a majority of shares entitled to consent thereto in writing have so consented in writing to, the Actions. Such approval and consent are sufficient pursuant to Section 607.0821 of the 2006 Florida Statutes, with respect to the Board of Directors, and of Section 607.0704 of the 2006 Florida Statutes, with respect to the majority shareholders, and under our By-Laws, to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated hereunder, including particularly Regulation 14C, and the Florida Statutes.

      Holders of our Common Stock have no dissenter's rights with respect to the Actions. Holders of our Common Stock held of record on the Record Date are entitled to one vote per share of Common Stock owned.

      The address of the Company is Unit - Jilin Province Songyuan City ErMaPao Green Rice Limited, East Ping Feng Xiang Zheng Fu, Qian Guo District, Songyuan City, Jilin Province, P.R. China (Previous address: Shennan Zhong Road, PO Box 031-072, Shenzhen, China 518000.)

                                CHANGE IN CONTROL

      On February 20, 2007, Xia Wu ("Wu") and Edward Lynch (the "Seller") consummated Wu's purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of February 8, 2007, by and between Wu and the Seller (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Wu acquired 15,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of $675,000 (the "Stock Transaction"). After giving effect to the Stock Transaction, Wu holds an aggregate of 15,000,000 shares of the 15,350,000 shares of the Company's Common Stock issued and outstanding, constituting, in the aggregate, 97.72% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

      The source of funds with which Yu purchased the 15,000,000 shares was her personal funds.

      On March 15, 2007, the Registrant and its wholly-owned subsidiary, INEL Merger Sub, Inc. ("SUB"), entered into an agreement and plan of merger with China Organic Agriculture Limited ("COA"), Huizhi Xiao, Luxesource International Investment Limited, JK Friedman Capital Limited, Shenzhen Hua Yin Guaranty & Investment Company Limited, China US Bridge Capital Limited, Simple (Hong Kong) Investment and Management Company Limited, and First Capital Limited (the "Merger Agreement").

      Immediately prior to the completion of the Merger Transaction, Xia Wu controlled the Registrant by virtue of her holdings in the Registrant's common stock. Ms. Wu now holds approximately 29% of the outstanding shares of the Registrant's common stock and will continue to have significant influence over the affairs of the Registrant.

      Prior to the closing of the Merger Transaction, Wu had been President, Secretary and sole director of the Company. Effective upon the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods, which occurred on March 29, 2007, Jian Lin, Huizhi Xiao and Shujie Wu (the "New Directors") were appointed to, and Wu resigned from, the Board of Directors of the Company.

      Effective upon the close of business of March 29, 2007, Wu resigned from his position as President and Secretary of the Company. As Sole Director of the Company, Wu appointed Jian Lin to the positions of Chairman and Chief Executive Officer, Ping Zhao to the position of Secretary and Xianhua Hu to the position of Chief Financial Officer (the "New Officers"), such appointments became effective upon the close of business of March 29, 2007.

      Biographies of the New Officers and the New Directors can be found in the Company's Schedule 14f-1 Information Statement filed on March 29, 2007, and are hereby incorporated by reference.

                                   NAME CHANGE

      The Company intends to change its name from Industrial Electric Services, Inc. to China Organic Agriculture, Inc. The Company believes that this name change is appropriate because its business focus is in the agricultural industry. The change in the Company's name will become effective upon the Company's filing of its Certificate of Amendment of Certificate of Incorporation, described below, with the Secretary of State of Florida.

                      AMENDED CERTIFICATE OF INCORPORATION

      The Company intends to file with the Secretary of State of Florida its Certificate of Amendment of Certificate of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after the date of this Information Statement. The only amendment to the Company's Certificate of Incorporation will be with respect to the name of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the ownership of our common stock as of March 15, 2007 (after giving effect to the issuance of 27,448,776 shares of the Registrant's common stock pursuant to the Merger Agreement) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.

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Shareholders                                     # of Shares          Percentage
--------------------------------------------------------------------------------
Xia Wu                                           15,000,000              29.1
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Huizhi Xiao                                      10,114,873              19.6
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*Luxesource International                         6,175,975              12.0
Limited
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First Capital Limited                             2,744,878               5.3
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Simple (Hong Kong)                                2,882,121               5.6
Investment &
Management Company
Limited
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China US Bridge Capital                           2,744,878               5.3
Limited
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All directors and named executive                16,290,848              31.6
officers as a group
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*Jian Lin is the Chief Executive Officer and sole director of Luxesource
International Limited. Lin will be the new CEO and Chairman of the registrant.

      This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

      The percentages listed in the "Percent of Class" column are based upon 51,548,776 issued and outstanding shares of Common Stock.

                                            By order of the Board of Directors,

                                            Xia Wu
                                            Chairman and Chief Executive Officer

March 29, 2007

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                       INDUSTRIAL ELECTRIC SERVICES, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P05000109383
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

                         CHINA ORGANIC AGRICULTURE, INC.
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(Must contain the word ''corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                   (continued)

The date of each amendment(s) adoption: March 29, 2007

Effective date if applicable:
                (no more than 90 days after amendment file date)

Adoption of Amendment(s)           (CHECK ONE)

|X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

|_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by

                  _____________________________________________
                                  (voting group)

|_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

|_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature_______________________________________________________________________
         (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                     Xia Wu
                    -----------------------------------------
                    (Typed or printed name of person signing)

                                    Director
                    -----------------------------------------
                            (Title of person signing)